Exhibit 10.38

THIRD AMENDMENT TO LOAN AGREEMENT

THIRD AMENDMENT TO LOAN AGREEMENT, dated as of March 24, 2017 (this “Third Amendment”) to that certain Revolving Credit, Term Loan and Security Agreement, dated as of June 3, 2015 (as amended, restated, amended and restated, refinanced, replaced, supplemented, modified or otherwise changed from time to time, the “Loan Agreement”), by and among Motorcar Parts of America, Inc., a New York corporation (“Borrower”), the other Persons from time to time party thereto as guarantors, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC in such capacity, together with its successors and assigns in such capacity, “Agent”).

WHEREAS, Borrower, Agent and the Required Lenders wish to amend certain terms and provisions of the Loan Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.             Defined Terms.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Loan Agreement.

2.             Amendment.  Section 7.7(a) of the Loan Agreement is hereby amended by deleting the number “$5,000,000” appearing in the table set forth therein and replacing such number with the number “$5,500,000”.

3.             Conditions to Effectiveness.  The effectiveness of this Third Amendment is subject to the fulfillment of each of the following conditions precedent (the date such conditions are fulfilled or are waived by Agent is hereinafter referred to as the “Third Amendment Effective Date”):

(a)            Representations and Warranties; No Event of Default.  The following statements shall be true and correct: (i) the representations and warranties contained in this Third Amendment, ARTICLE V of the Loan Agreement and in each other Loan Document, certificate, or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the Third Amendment Effective Date are true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Third Amendment becoming effective in accordance with its terms.

(b)            Execution of Amendment.  Agent and the Required Lenders shall have executed this Third Amendment and shall have received a counterpart to this Third Amendment, duly executed by each Loan Party.

(c)            Secretary’s Certificate.  Agent shall have received a certificate of the Secretary or Assistant Secretary (or equivalent officer, partner or manager) of Borrower in form and substance satisfactory to Agent dated as of the Third Amendment Effective Date.

4.             Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)            Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Third Amendment, and to consummate the transactions contemplated hereby and by the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)           Authorization, Etc.  The execution, delivery and performance by each Loan Party of this Third Amendment, and the performance of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Organizational Documents or any Applicable Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)            Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with the due execution, delivery and performance of this Third Amendment by the Loan Parties, and the performance of the Loan Agreement, as amended hereby.

(d)            Enforceability of this Third Amendment.  This Third Amendment and the Loan Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e)            Representations and Warranties; No Event of Default.  The statements in Section 3(a) of this Third Amendment are true and correct.

5.             Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Loan Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof.  Notwithstanding the foregoing, Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent and the Lenders’ rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Third Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date directly arising out of, connected with or related to this Third Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

6.             No Novation; Reaffirmation and Confirmation.

(a)            This Third Amendment does not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the lien or priority of any mortgage, security agreement, pledge agreement or any other security therefore.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Third Amendment shall be construed as a release or other discharge of Borrower under the Loan Agreement, or the other Loan Documents, as amended hereby, from any of its obligations and liabilities as “Borrower” thereunder.

(b)            Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, as amended hereby, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in each Loan Document, as amended hereby, which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the security interest granted to Agent, for the benefit of Agent and the Lenders, pursuant to the Loan Documents, as amended hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of Agent, for the benefit of Agent and the Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Third Amendment.

7.             Miscellaneous.

(a)            Continued Effectiveness of the Loan Agreement and the Other Loan Documents.  Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Third Amendment and (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Third Amendment.  To the extent that the Loan Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Third Amendment shall not operate as an amendment of any right, power or remedy of Agent and the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b)            Counterparts.  This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Third Amendment by fax or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Third Amendment.

(c)            Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

(d)           Costs and Expenses.  Borrower agrees to pay on demand all fees, costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Third Amendment.

(e)            Third Amendment as Other Document.  Each Loan Party hereby acknowledges and agrees that this Third Amendment constitutes an “Other Document” under the Loan Agreement.  Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Third Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Third Amendment (subject to any applicable notice or grace periods under the Loan Agreement).

(f)             Severability.  Any provision of this Third Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)            Governing Law.  This Third Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

(h)           Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS THIRD AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
	Name:	Selwyn Joffe
	Title:	Chairman, President and Chief Executive Officer

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Albert Sarkis
	Name:	Albert Sarkis
	Title:	Senior Vice President

LENDERS:

EVERBANK

By:	/s/ Christopher Norrito
	Name:	Christopher Norrito
	Title:	Credit Officer

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Richard Miller
Name:Richard Miller
	Title:	Senior Vice President

By:	/s/ Dionne Rice
	Name:	Dionne Rice
	Title:	First Vice President

SCOTTRADE BANK

By:	/s/ Ann M. Sutter
	Name:	Ann M. Sutter
	Title:	Senior Vice President